UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): June 10, 2008

Turbine Truck Engines, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	333-109118	59-3691650
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

917 Biscayne Boulevard Ste. 6, Deland, Florida 32724

(Address of principal executive offices)

386-943-8358

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

The Company has issued a 7  3/4 Convertible Debenture to Golden Gate Investors, Inc. in the principal amount of $1,000,000, dated June 6, 2008, pursuant to Rule 506 promulgated by the Securities and Exchange Commission, for the purpose of accessing necessary funding to continue operations.

Pursuant to the terms of the Debenture, the related Securities Purchase Agreement, Secured Promissory Note and Stock Pledge Agreement, each executed in connection therewith, the Company has issued its $1,000,000 Convertible Debenture (the “Debenture”) for the payment by Golden Gate of $100,000 in cash and the execution and delivery by Golden Gate of a $900,000 Secured Promissory Note of even date (the “Note”), bearing interest at 8% per annum.

The Debenture bears interest at 7.75% per annum, payable monthly, maturing June 30, 2012, and was originally secured by the Pledge of 1,700,000 shares of the Company’s common stock, held in the name of and pledged by, Michael H. Rouse, the Company’s CEO. Subsequent to the execution of the Debenture, the parties modified the transaction and released the Pledge of the Mr. Rouse’s shares in exchange for the execution by Mr. Rouse of a Continuing Personal Guaranty, whereby Mr. Rouse guarantied the Company’s obligations for a period of eight months. The Debenture Holder shall be entitled to convert into common stock of the company at the conversion price equal to the lesser of (i) $0.50, or (ii) 80% of the average of the 3 lowest Volume Weighted Average Prices during the 20 Trading Days prior to Holder’s election to convert, as such terms are defined in the Debenture. The Holder can only convert that amount of the Debenture that has actually been paid for by either cash at closing or principal pre-payments made on the Promissory Note.

Golden Gate’s Promissory Note is payable at the rate of 8% per annum, payable monthly and provides that for the prepayment of the Note in an amount not less than $200,000 monthly upon the happening of certain events. It matures on June 30, 2012.

Provided certain conditions are met, pursuant to the terms of the Securities Purchase Agreement executed between the parties of even date, Golden Gate or its assigns has the right to enter into 4 additional Debentures with the Company upon similar terms.

Use of Proceeds: The Company incurred no additional expenses in this matter and the Company is utilizing the proceeds for its on-going working capital needs.

Item 9.01	Financial Statements and Exhibits

(c)	The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit	Description
4.01	7 3/4 Convertible Debenture, dated June 6, 2008

4.02	Securities Purchase Agreement dated June 6, 2008

4.03	Promissory Note dated June 6, 2008

4.04	Continuing Personal Guaranty dated June 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turbine Truck Engines, Inc.

Dated: June 10, 2008
/s/ Michael H. Rouse
Michael H. Rouse, CEO

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